UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 12, 2005

INTERVIDEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49809	94-3300070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46430 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 651-0888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 14, 2005, InterVideo, Inc. and its wholly-owned subsidiary, InterVideo Digital Technology Corp. (together referred to as “InterVideo”), announced that it has extended a tender offer to purchase an additional 30.1 to 65 percent of the issued shares of Ulead Systems, Inc. (“Ulead”), a leading developer of innovative video, imaging and DVD authoring software. The all-cash tender offer will be made at 30 NT (US$0.98) per share of Ulead common stock. InterVideo’s obligation to purchase the shares is subject to certain closing conditions, including the requirement that there have not been any material adverse change to the financial condition or business of Ulead. In addition, if less than 30.1 percent but at least 22.5 percent of the issued shares are tendered, InterVideo has the option to choose whether to purchase all of the tendered shares or to cancel the tender offer. The tender offer is scheduled to expire on April 13, 2005.

Upon the successful completion of the tender offer, the transaction will be valued at between US$23 and US$49 million, and InterVideo will own between 50.1 and 85 percent of the outstanding shares of Ulead. These figures include the 18.5 percent of Ulead’s outstanding shares currently owned by InterVideo, the shares to be purchased in the tender offer and an additional 1.5% of Ulead’s shares to be purchased outside of the tender offer.

On March 12, 2005, InterVideo entered into a stock purchase agreement with Strong Tops Limited and Strong Ace Limited (“BVI Holdco”) which holds 1.5% of Ulead’s issued shares (the “BVI Holdco Agreement”). Pursuant to the BVI Holdco Agreement, InterVideo has agreed to purchase all of the shares of BVI Holdco at a purchase price of 30 NT (US$0.98) per common share of Ulead. In addition, on March 12, 2005, InterVideo entered into tender agreements with Microtek International Inc. (the “Microtek Agreement”) and certain other shareholders of Ulead, respectively (together with the Microtek Agreement, the “Tender Agreements”). Pursuant to the Tender Agreements, the shareholders of Ulead have agreed to sell a minimum of 22.5 percent of Ulead’s outstanding shares in the tender offer.

InterVideo’s obligation to purchase the shares from BVI Holdco, Microtek and the other parties to the Tender Agreements is conditioned upon the minimum tender of 30.1 percent of the issued shares of Ulead in the public tender offer. The parties to the BVI Holdco Agreement and the Tender Agreements have also agreed to use reasonable best efforts to vote in favor of four directors nominated by InterVideo and/or BVI Holdco out of seven directors to be elected at Ulead’s annual meeting scheduled on March 29, 2005.

The summary of the transactions described above is qualified by reference to the tender offer filing and circular, the BVI Holdco Agreement, the Microtek Agreement and the tender agreement with certain other sellers, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference. A copy of the press release announcing this transaction is also furnished pursuant to Item 7.01 of this Current Report as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
2.1	Tender Offer Filing and Tender Offer Circular dated March 14, 2005

10.1	Stock Purchase Agreement dated as of March 12, 2005 among Strong Tops Limited and Strong Ace Limited and InterVideo Digital Technology Corp.

10.2	Tender Agreement dated as of March 12, 2005 between Microtek International Inc. and InterVideo Digital Technology Corp.

10.3	Tender Agreement dated as of March 12, 2005 between certain persons named in Schedule 1 of the Agreement and International Digital Technology Corp.

99.1	Press release of InterVideo, Inc. issued on March 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIDEO, INC.

By:	/s/ Randall Bambrough
Randall Bambrough
Chief Financial Officer

Date: March 14, 2005

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Tender Offer Filing and Tender Offer Circular dated March 14, 2005

10.1	Stock Purchase Agreement dated as of March 12, 2005 among Strong Tops Limited and Strong Ace Limited and InterVideo Digital Technology Corp.

10.2	Tender Agreement dated as of March 12, 2005 between Microtek International Inc. and InterVideo Digital Technology Corp.

10.3	Tender Agreement dated as of March 12, 2005 between certain persons named in Schedule 1 of the Agreement and International Digital Technology Corp.

99.1	Press release of InterVideo, Inc. issued on March 14, 2005

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